 Exhibit 4.51

Spousal Consents

I, HAN Qian, (Citizen of the People's Republic of China; ID Card No.:                   ), is the lawful spouse of LI Zhifeng (Citizen of the People's Republic of China; ID Card No.:                   , the “My Spouse”). I hereby confirm and agree that the equity held by My Spouse presently and in the future (hereinafter referred to as “Equity and Interest”) is the personal property of My Spouse, do not form the common property of me and My Spouse and can be disposed solely by My Spouse:

1) The equity of Wuhan Hadeliang Online Education Technology Co., Ltd. (the “Wuhan Hadeliang”);

I hereby unconditionally and irrevocably waive any foregoing Equity and Interest, or any rights or Equity and Interest of the corresponding assets thereof which may be granted to me by any applicable laws, promise not to propose any claim regarding the foregoing Equity and Interest and the corresponding assets thereof, including proposing that the any of the foregoing Equity and Interest and its corresponding assets constitute the common property of me and My Spouse, and based upon such proposition, further claiming to participate in the routine operation management of the Shareholding Platform or Wuhan Hadeliang or affecting in any manner any decision made by My Spouse.

I further confirm, promise and warrant that under any circumstance, My Spouse shall have the right to independently dispose any of the foregoing Equity and Interest he holds, and that I will not take any action that may affect or prevent the performance by My Spouse of the obligations under any transaction or transaction documents in connection with the foregoing Equity and Interest (including but not limited to, the series of controlling agreements signed by Wuhan Hadeliang and its shareholders and Wuhan Studyvip Online Education Co. Limited).

The conclusion, validity, interpretation, performance, modification, termination and dispute settlement shall be governed by the laws of China. All parties to this Letter agree that any dispute arising out of the interpretation and performance of this Spousal Consents shall be firstly settled through amicable negotiations, or in case it cannot be settled within Thirty (30) days after one party issues a written notice to the other parties to the effect of requesting settlement through negotiations, either party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration subject to its then-currently effective arbitration rules. The arbitration shall be conducted at Beijing. The language of the arbitration shall be in English. The arbitration award shall be final and binding upon the parties.

This Spousal Consents is signed on the 22nd day of September, 2020.

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[This page is the signature page to the Spousal Consents]

Signature: /s/ HAN Qian

Name: HAN Qian

LI Zhifeng hereby agrees and accepts this Spousal Consents:

Signature: /s/ LI Zhifeng

Name: LI Zhifeng

Spousal Consents - Signature Page

Spousal Consents

I, YAO Guang, (Citizen of the People's Republic of China; ID Card No.:                           ), is the lawful spouse of XIAO Bowen (Citizen of the People's Republic of China; ID Card No.:                           , the “My Spouse”). I hereby confirm and agree that the equity held by My Spouse presently and in the future (hereinafter referred to as “Equity and Interest”) is the personal property of My Spouse, do not form the common property of me and My Spouse and can be disposed solely by My Spouse:

1) The equity of Wuhan Hadeliang Online Education Technology Co., Ltd. (the “Wuhan Hadeliang”);

I hereby unconditionally and irrevocably waive any foregoing Equity and Interest, or any rights or Equity and Interest of the corresponding assets thereof which may be granted to me by any applicable laws, promise not to propose any claim regarding the foregoing Equity and Interest and the corresponding assets thereof, including proposing that the any of the foregoing Equity and Interest and its corresponding assets constitute the common property of me and My Spouse, and based upon such proposition, further claiming to participate in the routine operation management of the Shareholding Platform or Wuhan Hadeliang or affecting in any manner any decision made by My Spouse.

I further confirm, promise and warrant that under any circumstance, My Spouse shall have the right to independently dispose any of the foregoing Equity and Interest he holds, and that I will not take any action that may affect or prevent the performance by My Spouse of the obligations under any transaction or transaction documents in connection with the foregoing Equity and Interest (including but not limited to, the series of controlling agreements signed by Wuhan Hadeliang and its shareholders and Wuhan Studyvip Online Education Co. Limited.).

The conclusion, validity, interpretation, performance, modification, termination and dispute settlement shall be governed by the laws of China. All parties to this Letter agree that any dispute arising out of the interpretation and performance of this Spousal Consents shall be firstly settled through amicable negotiations, or in case it cannot be settled within Thirty (30) days after one party issues a written notice to the other parties to the effect of requesting settlement through negotiations, either party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration subject to its then-currently effective arbitration rules. The arbitration shall be conducted at Beijing. The language of the arbitration shall be in English. The arbitration award shall be final and binding upon the parties.

This Spousal Consents is signed on the 22nd day of September, 2020.

[The remainder of this page is intentionally left blank]

[This page is the signature page to the Spousal Consents]

Signature: /s/ YAO Guang

Name: YAO Guang

XIAO Bowen hereby agrees and accepts this Spousal Consents:

Signature: /s/ XIAO Bowen

Name: XIAO Bowen